Exhibit 23.4

LKP GLOBAL LAW, LLP

1901 Avenue of the Stars, Suite 480

Los Angeles, California 90067

Tel: (424) 239-1890

Fax: (424) 239-1882

June 19, 2015

To:	Board of Directors

Yulong Eco-Materials Limited

We hereby consent to the reference to our name under the headings “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement on Form S-1 of Yulong Eco-Materials Limited (File No. 333-201170). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

/s/ LKP Global Law, LLP